As filed with the Securities and Exchange Commission on January 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

AMERICAN FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1544320 (I.R.S. Employer Identification Number)

One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2121
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James C. Kennedy, Esq.
Vice President, Deputy General Counsel and Secretary
American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2121
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
Mark A. Weiss, Esq.
Keating, Muething & Klekamp, P.L.L.
1800 Provident Tower
Cincinnati, Ohio 45202
(513) 579-6599

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered Common Stock	Amount to be Registered 2,000,000	Price Per Security $23.37	Proposed Maximum Aggregate Offering Offering Price (1) $46,740,000	Proposed Maximum Aggregate Amount of Registration Fee $4,301

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Dividend Reinvestment Plan
American Financial Group, Inc.

2,000,000 shares
Common Stock

        Through our Dividend Reinvestment Plan, we are offering holders of our common stock the opportunity to purchase additional shares by having their cash dividends automatically reinvested in American Financial Group common stock. Shareholders participating in the plan will receive their dividends in shares of our common stock at a discount of 4% from the market price. No brokerage commissions or service fees will be charged on any shares purchased through reinvested dividends. This plan replaces the prior dividend reinvestment plan which has been terminated.

        Our common shareholders who are enrolled in our existing dividend reinvestment plan will automatically remain enrolled in this plan unless they notify us otherwise. Holders of preferred shares issued by our subsidiaries are not eligible to participate in this plan.

        We expect shares purchased under the plan to be newly issued shares of previously authorized but unissued shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “AFG.” Shareholders who do not participate in the plan will continue to receive cash dividends, when and as declared by our board of directors, in the usual manner.

        These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

January 17, 2003

THE PLAN

        We are terminating our existing dividend reinvestment plan and replacing it with the dividend reinvestment plan discussed in this prospectus. If you participate in our existing plan, you will automatically be enrolled in this plan unless you notify us otherwise.

        We are offering our shareholders the opportunity to purchase shares of our common stock under the plan. The plan provides that shareholders can reinvest their cash dividends in additional shares of common stock. As explained below, the cash dividends of a shareholder who participates will be reinvested by the administrator of the plan.

        Shares purchased under the dividend reinvestment feature of the plan will be purchased at a 4% discount to the market price of our common stock.

QUESTIONS AND ANSWERS ABOUT THE PLAN.

1.    What is the purpose of the plan for shareholders?

        Our Dividend Reinvestment Plan provides participating shareholders with a convenient and economical method of investing their cash dividends in additional shares of our common stock.

2.     Who can participate in the plan?

        In order to participate in the plan, a shareholder must hold of record at least 25 shares of our common stock. In our discretion, nominees of our employee benefit plans may also participate in the plan.

3.    What are the principal features of the plan to shareholders?

        We provide a 4% discount to shareholders who purchase shares with reinvested dividends (see Question 10). Participants do not pay any brokerage commissions or service charges for purchases. Full investment of funds is possible because the plan permits fractions of shares, as well as full shares, to be credited to a participant’s account.

4.     Who administers the plan?

        Our agent, Securities Transfer Company, administers the plan. The agent keeps plan records, makes purchases of shares of common stock as agent for all participants and maintains all aspects of the plan. The agent will keep a record of dividends reinvested and purchases made under the plan and will send participants a statement of account following each dividend payment and reinvestment transaction. The agent will also act as custodian of shares purchased under the plan. Securities Transfer Company is a limited partnership in which our subsidiary, American Financial Corporation, is the general partner and American Financial Group and other entities are the limited partners.

         Any questions you may have regarding the plan can be directed to the agent as follows:

Securities Transfer Company
One East Fourth Street, Suite 1201
Cincinnati, Ohio 45202
Telephone: (513) 579-2414 or (800) 368-3417
Fax: (513) 287-8270
Email: stc@amfin.com

5.     How do shareholders join the plan?

        Any eligible shareholder may join the plan by completing an enrollment and authorization form (an “enrollment form”) and returning it to the agent. An enrollment form may be obtained at any time by writing or calling the agent or American Financial Group or by visiting AFG’s website (www.amfin.com).

        The enrollment form directs us to pay to the agent the cash dividends on shares of common stock registered in the participant’s name and on shares of common stock credited to his or her account under the plan. The enrollment form also directs the agent to use cash dividends to purchase shares of common stock.

6.     Can a shareholder participate only as to some of his or her shares?

         Yes. A shareholder may participate in the plan with respect to less than all shares registered in his or her name (as long as the shareholder meets the requirements in Question 2 above) and continue to receive cash dividends on the remaining shares.

7.     When may an eligible shareholder join?

        An eligible shareholder may join the plan at any time. If an enrollment form is received by the agent on or before the record date for the payment of a cash dividend, the participant’s dividends will begin being reinvested with that dividend payment. Our dividend record and payment dates are normally on or close to the dates shown below:

Record Date January 15 April 15 July 15 October 15	Payment Date January 25 April 25 July 25 October 25

        If an enrollment form is received after the record date for a cash dividend, the dividend will be paid in cash, and participation in the plan will begin with the next cash dividend payment. For example, if an enrollment form is received on or before January 15, the dividend payable on or about January 25 will be reinvested under the plan. If an enrollment form is received after January 15, then the first dividend reinvested under the plan will be the dividend payable on or about April 25.

8.     Will a shareholder currently enrolled in the existing American Financial Group dividend reinvestment plan continue to be enrolled in this plan?

         Yes. Our common shareholders who are enrolled in our existing dividend reinvestment plan will automatically be enrolled in our new plan. Shareholders who wish to withdraw from the plan should see Questions 18 and 19 below for details. However, holders of preferred shares issued by our subsidiary will not be able to participate in the plan.

9.     When will purchases of stock be made?

        Purchases will be made on (or as close as practicable) the 1st day of each February, May, August and November. These dates closely follow the dates dividends typicially have been paid, which is the 25th of the preceding month. We call these dates the investment dates. The participant’s dividends will be used to purchase additional shares on the investment date.

10.     What is the price of shares purchased under the plan?

        The price of newly-issued or treasury shares purchased with reinvested cash dividends will be 4% below the average of the high and low sale prices of our common stock as reported on the New York Stock Exchange Composite Tape on the investment date on which shares are purchased. These prices are published regularly in the financial press.

        The price for shares purchased for participants in the open market will be the actual price paid for such shares, minus 4%.

11.    How will the number of shares to be purchased be determined?

        The number of shares that will be purchased for a participant’s account will depend on the amount of the participant’s cash dividend and the price of the shares. A participant’s account will be credited with the number of shares (including fractional shares computed to four decimal places) that results by dividing the dividend amount by the applicable purchase price (computed to four decimal places).

12.    Are there any costs to participants for purchases under the plan?

          No. We will pay all fees, commissions, expenses and costs of administration of the plan.

13.     Will dividends be paid on shares held in a participant's account?

         Yes. Cash dividends will be paid on all whole and fractional shares held in a participant's account and will be reinvested in additional shares.

14.     What reports will be sent to participants?

        Following each dividend payment and reinvestment transaction, the agent will mail each participant a statement of his or her account. The statement will show all amounts invested, the number of shares purchased and the purchase price, and a current summary of the participant’s total holdings under the plan. The statements of account are the participant’s record of the cost and date of his or her purchases and should be retained for income tax purposes.

        Participants will continue to receive our annual report to shareholders, notice of annual meeting and proxy statement. Participants will also receive information from the agent for reporting dividend income for income tax purposes on shares held under the plan. The agent will also send information for reporting dividend income for income tax purposes on shares held outside the plan.

15.     Will a participant receive certificates for shares purchased?

        Normally, certificates for shares purchased under the plan will not be sent to participants and will instead be registered in the name of the agent or its nominee. This custodial service relieves participants of responsibility for the safekeeping of multiple certificates and protects participants against the risk of loss, theft or destruction of certificates.

        Upon the participant’s written request, the agent will send a certificate for the total number of whole shares credited to his or her account, or for any lesser number specified. Any remaining shares or fractional shares will continue to be held in the participant’s account. Certificates for fractional shares will not be issued.

16.     In whose name will certificates be issued?

        Certificates sent to a participant by the agent upon written request will be registered in the name in which the plan account is maintained. This generally will be the name or names in which the participant’s original certificates were registered at the time of joining the plan.

17.    What is the source of shares purchased under the plan?

        Shares purchased under the plan will normally come from the authorized but unissued shares of our common stock but may come from shares we hold as treasury shares or through open market purchases. The price of shares purchased for participants will be the same whether the shares are newly issued shares or treasury shares. The price for shares purchased for participants on the open market will be the actual price paid for such shares, minus 4%. Please see Question 10.

18.    How does a participant withdraw from the plan?

        A participant may withdraw from the plan by sending written notification of withdrawal to the agent. In the event a participant withdraws from the plan, a certificate for whole shares credited to his or her account will be delivered to him or her by the agent. In addition, any fractional shares will be sold and a cash payment will be made for the sales price thereof.

        Alternatively, a participant may withdraw from the plan and request that the agent sell all shares, both whole and fractional, held in his or her account. The proceeds from the sale, less the agent’s service fee (currently $5.00), any brokerage commissions and transfer taxes, will be remitted to the withdrawing participant. Sale requests may be accumulated by the agent, but sales are expected to occur as soon as administratively feasible and, in any event, at least as frequently as every ten calendar days. The price of shares sold will be the average of all actual sales under the plan on the sale date.

19.    When may a participant withdraw from the plan?

        A participant may withdraw from the plan at any time. If the withdrawal request is received by the agent at least five business days prior to a dividend record date, the amount of the cash dividend which would otherwise have been invested on the next investment date, and all subsequent dividends, will be paid to him or her in cash. If the withdrawal request is received by the agent less than five business days before the dividend record date, the amount of the cash dividend to be invested on the next investment date will be so invested, but all subsequent dividends will be paid to the participant in cash.

20.     Can a participant request that a portion of the shares in his or her account be sold and remain in the plan?

          Yes. A participant may request that the agent sell less than all shares held in his or her account, and continue to be a participant with respect to the remaining shares in his or her plan account.

21.    May a shareholder rejoin the plan?

        Generally, an eligible shareholder may rejoin the plan and become a participant at any time. However, in order to minimize administrative expenses and to encourage use of the plan as a long-term investment service, we retain the ability to reject the enrollment form from a previous participant on grounds of excessive joining and termination.

22.     What happens if a participant's record ownership of common stock falls below 25 shares?

        A participant may dispose of some or all of the shares of common stock registered in his or her name. If such participant’s record ownership of common stock falls below 25 shares, including the shares credited to his or her account under the plan, the effect will be the same as voluntary withdrawal from the plan as described in question 18.

23.    What happens if American Financial Group issues a stock dividend, declares a stock split or has a rights offering?

        Any shares that we distribute as a stock dividend on shares held in the participant’s plan account (including fractional shares) and any split of such shares will be credited to a participant’s plan account. Stock dividends or splits distributed on all other shares held by a participant will be mailed directly to a participant in the same manner as to shareholders who are not participating in the plan.

        In a rights offering, a participant’s entitlement will be based upon his or her total holdings, including those credited to his or her account under the plan.

24.     Can a participant vote shares held under the plan?

          Yes. The total shares held, including shares credited to the account of a participant, will be voted in accordance with instructions of the participant given on a proxy which will be furnished to the participant or, if the participant desires to vote in person at a meeting, a proxy for total shares held may be obtained upon written request received by the agent at least 15 days before the meeting.

25.     What if a participant acquires additional shares after becoming a participant?

        If a participant acquires shares of common stock in the market or otherwise, the dividends paid on those shares will be reinvested under the plan unless the new shares are registered in an account name which is different from the name in which the shareholder is registered under the plan. Upon written instruction to the agent, a participant may elect to receive cash dividends on the newly acquired shares and still remain in the plan with respect to the previously held shares.

26.     What happens to the account if a participant dies?

        Upon receipt by the agent of proper notice of the death or incompetency of a participant, together with any other forms as may be required by the agent, the participant’s account will be terminated and shares will be delivered to the appropriate person in the same manner relating to a participant who withdraws from the plan. See Question 18.

27.    What happens if American Financial Group, voluntarily or involuntarily, liquidates, dissolves or winds up?

        Each participant in the plan, as a holder of common stock, will be entitled to receive his or her pro rata share of our assets remaining after distribution has been made to the holders of creditor claims and any preferred stock.

28.    What are the responsibilities of American Financial Group and the agent under the plan?

        Neither American Financial Group nor the agent can assure participating shareholders of a profit or protect them from a loss in any investment they may make in shares of our common stock under the plan. In administering the plan, neither American Financial Group nor the agent is liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim for liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death. We retain the right to interpret and regulate the plan, and to modify, suspend or terminate it at any time.

29.     What are the federal income tax consequences of participating in the plan?

        In general, participants in the plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not participating in the plan. This means that the cash dividends a participant reinvests under the plan will be treated as having been received even though the participant does not actually receive them in cash but, instead, uses them to purchase additional shares of stock under the plan.

        The Internal Revenue Service has ruled with respect to a plan similar to our plan that the full fair market value of the shares purchased with reinvested dividends is taxable as dividend income to the participant. This means that in addition to the reinvested dividends being taxable, the 4% discount allowed on the purchase of shares with reinvested dividends under the plan is also taxable as dividend income to the participant in the year the shares are purchased.

        The tax basis of shares acquired through reinvested dividends is equal to the fair market value of the stock on the dividend payment date rather than the discounted amount paid for the shares. Under the plan, fair market value is determined by averaging the high and low sale prices reported as New York Stock Exchange Composite Transactions on the applicable investment date or, if no trading occurs on the investment date, on the next preceding day on which the common stock was traded on such exchange. The holding period for shares acquired under the plan begins the day after the applicable investment date.

        The following example, using assumed data, illustrates the federal income tax consequences when a participant reinvests dividends under the plan:

Dividends reinvested
Market value (average market price) per share
Less 4% discount per share
Purchase price per share
Number of shares purchased ($96.00 divided by $24.00)
Total discount taxable (4 shares times $1.00)
Total taxable as dividend income

$ 96.00 $ 25.00 $1.00 $ 24.00 4 shares $ 4.00 $ 100.00

        In the case of participating foreign shareholders whose dividends are subject to the withholding of U.S. income taxes, the tax to be withheld will be deducted from each dividend payment before it is reinvested.

        This example is a general summary only, and each participant should consult his or her own tax adviser to determine the tax consequences of his or her participation.

30.     May the plan be amended or discontinued?

        Yes, we may terminate or amend the plan at any time. We will notify all participants of termination or provide information regarding any material amendment. If we terminate the plan in order to establish a new dividend reinvestment plan, participants will automatically participate in the new plan. We will also continue to apply cash dividends as participants previously requested on their enrollment forms.

USE OF PROCEEDS

        The proceeds from the sale of shares under the plan will be added to our general operating funds to be used as working capital.

LEGAL MATTERS

        The validity of the common stock offered under this prospectus will be passed upon for us by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio.

EXPERTS

        The consolidated financial statements of American Financial Group appearing in its Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
ABOUT US AND OUR COMMON STOCK

        We file annual and quarterly reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document American Financial Group files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our common stock, previously issued debt securities and the securities of a related trust are also listed on the New Your Stock Exchange, and you may inspect any document at its offices located at 20 Broad Street, New York, New York 10005.

        The SEC allows us to “incorporate by reference” the information it files with the SEC. This means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede information which we have previously incorporated by reference until we sell all of the securities described in this prospectus. The following documents are incorporated by reference in this prospectus:

  Our Annual Report on Form 10-K for the year ended December 31, 2001.

  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

  Our Current Reports on Form 8-K dated August 12, 2002 and October 9, 2002.

  The description of our common stock contained in the Form 8-A filed with the SEC on November 23, 1997.

        All documents that we file under Section 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents.

        We will provide you with a copy of any of these documents we are incorporating by reference at no cost, by writing or telephoning us at the following address or telephone number:

James C. Kennedy
Vice President, Deputy General Counsel and Secretary
American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2538

        You should rely only on the information incorporated by reference or provided in this prospectus. No one else is authorized to provide you with any other information or any different information. We are not making an offer of our securities in any state where an offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of the documents.

        This prospectus and the documents “incorporated by reference” contain forward looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of those words or other comparable terminology. Examples of such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate increases, improved loss experience and expected expense savings resulting from recent initiatives.

        Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

  changes in economic conditions, including interest rates, performance of securities markets, and the availability of capital;

  regulatory actions;

  changes in legal environment;

  tax law changes;

  levels of natural catastrophes, terrorist events, incidents of war and other major losses;

  the ultimate amount of liabilities associated with certain asbestos and environmental-related insurance claims;

  adequacy of loss reserves;

  availability of reinsurance and ability of reinsurers to pay their obligations; and

  competitive pressures, including the ability to obtain rate increases.

The forward-looking statements herein are made only as of the date of this prospectus. We assume no obligation to publicly update any forward-looking statements.

COMMISSION POSITION ON INDEMNIFICATION

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        Ohio law permits us to indemnify any person made or threatened to be made a party to any proceedings, other than a proceeding by or in our right, by reason of the fact that he is or was our director, officer, employee or agent, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in our right, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to us unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. Our charter documents extend such indemnification. We also maintain directors and officers insurance which covers all of our directors and officers and all directors and officers of the companies which are, directly or indirectly, more than 50% owned by us. We have also has entered into indemnification agreements with our executive officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Ohio law.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee* New York Stock Exchange listing fee Legal fees and expenses Accounting fees and expenses Printing and engraving expenses Miscellaneous TOTAL	$ 4,301 1,860 2,500 2,500 5,000 23,839 $ 40,000 =======

*Actual; other expenses are estimated

Item 15.    Indemnification of Directors and Officers.

        Ohio Revised Code, Section 1701.13(E), allows indemnification by the Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Company unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Company’s Code of Regulations extends such indemnification.

        The Company maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of the Company and of the companies which are, directly or indirectly, more than 50% owned by the Company. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

        The Company also has entered into indemnification agreements with its executive officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Ohio law.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit No. 5 10 23.1 23.2 24

Description of Document
Opinion of Keating, Muething & Klekamp, P.L.L.

Credit Agreement, dated as of November 25, 2002, among American Financial Group, Inc, as Guarantor, AFC Holding Company, as Guarantor, American Financial Corporation, as Borrower, Fleet National Bank, Bank of America, N. A. and KeyBank National Association

Consent of Independent Auditors

Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

Powers of Attorney (contained on the signature pages)

Item 17.    Undertakings.

(b)    The undersigned Registrant hereby undertakes:

        (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 15th day of January, 2003.

AMERICAN FINANCIAL GROUP, INC. By: /s/Carl H. Lindner Carl H. Lindner Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Fred J. Runk, James C. Kennedy and Samuel J. Simon, or any of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

       Signature                    Capacity                        Date
-------------------------   ------------------------         ------------------

/s/Carl H. Lindner
--------------------------  Chairman of the Board of         January 15, 2003
*Carl H. Lindner            Directors

/s/Carl H. Lindner III
--------------------------  Director                         January 15, 2003
*Carl H. Lindner III

/s/S/ Craig Lindner
--------------------------  Director                         January 15, 2003
*S. Craig Lindner

/s/Keith E. Lindner
--------------------------  Director                         January 15, 2003
*Keith E. Lindner

/s/James E. Evans
--------------------------  Director                         January 15, 2003
*James E. Evans

/s/Theodore H. Emmerich
--------------------------  Director                         January 15, 2003
*Theodore H. Emmerich

/s/William R. Martin
--------------------------  Director                         January 15, 2003
*William R. Martin

/s/William W. Verity
--------------------------  Director                         January 15, 2003
*William W. Verity

/s/Fred J. Runk
--------------------------  Senior Vice President            January 15, 2003
Fred J. Runk                and Treasurer (Principal
                            Financial and Accounting
                            Officer)